SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 20, 2006

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
333-130483
(Commission File Number)
51-0484716
(I.R.S. Employer Identification No.)

1301 East 9th Street, Suite 3710, Cleveland, Ohio 44114

(216) 706-2939

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

Indenture for 7 ¾% Senior Subordinated Notes due 2014

On June 23, 2006, TransDigm Inc. (“TransDigm”), a wholly-owned subsidiary of TransDigm Group Incorporated (“TD Group”), issued and sold $275 million aggregate principal amount of its 7 ¾% Senior Subordinated Notes due 2014 (the “New Notes”) to Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, UBS Securities LLC and Barclays Capital Inc. (collectively, the “Initial Purchasers”). The New Notes were issued by TransDigm pursuant to an indenture, dated as of June 23, 2006 (the “New Indenture”), by and among TD Group, TransDigm, the subsidiaries of TransDigm named therein and The Bank of New York Trust Company, N.A., as trustee. The New Notes are fully and unconditionally guaranteed, jointly and severally, and on a senior subordinated basis by TD Group and, other than immaterial subsidiaries, all of TransDigm’s existing and future domestic subsidiaries.

TransDigm used the proceeds from the issuance and sale of the New Notes, together with the proceeds from its initial borrowings under its New Senior Secured Credit Facility (as defined below) and a portion of its available cash balances to: (i) repay all of the indebtedness outstanding, including accrued and unpaid interest, under its former senior secured credit facility, totaling approximately $288.7 million; (ii) pay a dividend to TD Group to enable TD Group to repay all of the indebtedness outstanding, including accrued and unpaid interest, under TD Group’s unsecured loan facility, totaling approximately $202.6 million; (iii) purchase all of its 8 3/8% Senior Subordinated Notes due 2011 (the “Old Notes”) that were validly tendered in the tender offer referred to below and to pay the related consent payments and all premiums payable thereon, totaling approximately $440 million; and (iv) pay all fees, costs and expenses associated with the transactions described herein.

TransDigm will pay interest on the New Notes in cash semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2007. The New Notes mature on July 15, 2014.

The New Indenture contains certain covenants that limit the ability of TransDigm and its Restricted Subsidiaries (as defined therein) to, among other things: (i) incur or guarantee additional indebtedness or issue preferred stock; (ii) pay distributions on, redeem or repurchase capital stock or redeem or repurchase subordinated debt; (iii) make investments; (iv) sell assets; (v) enter into agreements that restrict distributions or other payments from Restricted Subsidiaries to TransDigm; (vi) incur or suffer to exist liens securing indebtedness; (vii)

consolidate, merge or transfer all or substantially all of their assets; and (viii) engage in transactions with affiliates.

Upon the occurrence of a Change of Control (as defined therein), each holder of New Notes will have the right to require TransDigm to purchase all or a portion of such holder’s New Notes at a purchase price equal to 101% of the principal amount of the New Notes, plus accrued and unpaid interest to the date of purchase.

TransDigm may redeem the New Notes, in whole at any time or in part from time to time, (i) at a redemption price of 100% of the principal amount thereof plus a make-whole premium if the redemption occurs prior to July 15, 2009 and (ii) at redemption prices of 105.813%, 103.875% and 101.938% of the principal amount thereof if the redemption occurs during the respective 12-month periods beginning on July 15 of the years 2009, 2010 and 2011 and at a redemption price of 100% of the principal amount thereof if the redemption occurs on or after July 15, 2012, in each case, plus any accrued and unpaid interest to the redemption date. In addition, TransDigm may redeem up to 35% of the aggregate principal amount of the New Notes (which includes Additional Notes (as defined in the New Indenture), if any) before July 15, 2009 with net cash proceeds from certain equity offerings at a redemption price of 107.750% of the principal amount of the New Notes to be so redeemed, plus any accrued and unpaid interest to the redemption date, so long as at least $150 million of the aggregate principal amount of the New Notes (including Additional Notes, if any) remain outstanding immediately after the occurrence of each such redemption and each such redemption occurs within 90 days after the date of the related equity offering.

The New Indenture contains customary events of default including, without limitation, failure to make required payments, failure to comply with certain agreements or covenants, cross-defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the New Indenture will allow either the trustee or the holders of at least 25% in principal amount of the then outstanding New Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the New Notes.

The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or applicable exemptions from these registration requirements.

The above summary of the New Indenture is qualified in its entirety by reference to the New Indenture, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

New Senior Secured Credit Facility and Guarantee and Collateral Agreement

On June 23, 2006, TD Group, TransDigm and the subsidiaries of TransDigm named therein entered into a (i) Credit Agreement with Credit Suisse, as administrative agent and collateral agent, and the other agents and lenders named therein (the “New Senior Secured Credit Facility”) and (ii) Guarantee and Collateral Agreement with Credit Suisse, as administrative agent and collateral agent (the “Guarantee and Collateral Agreement”).

TransDigm is the borrower under the New Senior Secured Credit Facility, which provides for a $650 million term loan facility, which was fully drawn on June 23, 2006, and a $150 million revolving credit facility, which is currently undrawn. All of the indebtedness outstanding under the New Senior Secured Credit Facility is guaranteed by TD Group and all of TransDigm’s current and future domestic restricted subsidiaries (other than immaterial subsidiaries). In addition, pursuant to the terms of the Guarantee and Collateral Agreement, the obligations of TransDigm and the guarantors under the New Senior Secured Credit Facility are secured by a first priority security interest in substantially all of the existing and future property and assets, including inventory, equipment, general intangibles, intellectual property, investment property and other personal property (but excluding leasehold interests, deposit accounts and certain other assets) of TransDigm and its existing and future domestic restricted subsidiaries (other than immaterial subsidiaries), and a first priority pledge of the capital stock of TransDigm and its subsidiaries (other than foreign subsidiaries) and 65% of the voting capital stock of TransDigm’s foreign subsidiaries.

The interest rates per annum applicable to loans, other than swingline loans, under the New Senior Secured Credit Facility will be, at TransDigm’s option, equal to either an alternate base rate or an adjusted LIBO rate for one, two, three or six-month (or to the extent available to each lender, nine or twelve-month) interest periods chosen by TransDigm, in each case plus an applicable margin percentage. The alternate base rate will be the greater of (i) Credit Suisse’s prime rate or (ii) 50 basis points over the weighted average of rates on overnight Federal funds as published by the Federal Reserve Bank of New York. The adjusted LIBO rate will be determined by reference to settlement rates established for deposits in dollars in the London interbank market for a period equal to the interest period of the loan as adjusted for the maximum reserve percentages established by the Board of Governors of the United States Federal Reserve. The applicable margin percentage is a percentage per annum equal to (i) 1.00% for alternate base rate term loans, (ii) 2.00% for adjusted LIBO rate term loans and (iii) with respect to alternate base rate revolving loans and adjusted LIBO rate revolving loans, a per annum rate of 0.50% to 1.00% (in the case of alternate base rate revolving loans) and 1.50% to 2.00% (in the case of adjusted LIBO rate revolving loans), in each case based on the consolidated leverage ratio of TransDigm on the applicable date of determination.

The term loan facility under the New Senior Secured Credit Facility matures on June 23, 2013, and the revolving loan facility under the New Senior Secured Credit Facility matures on June 23, 2012. The New Senior Secured Credit Facility does not require scheduled amortization, but the term loan facility requires mandatory prepayments of principal based on certain percentages of Excess Cash Flow (as therein defined), commencing 90 days after the end of the fiscal year ending September 30, 2007, subject to certain exceptions. In addition, subject to certain exceptions (including in respect of reinvestment in productive assets), TransDigm will be required to offer to prepay the loans outstanding under the term loan facility at 100% of the principal amount thereof, plus accrued and unpaid interest, with the net cash proceeds of certain asset sales.

The New Senior Secured Credit Facility contains certain covenants that limit the ability of TD Group, TransDigm and TransDigm’s restricted subsidiaries from engaging in certain actions. The covenants contained in the New Senior Secured Credit Facility are substantially identical to the corresponding covenants contained in the New Indenture, which are summarized above.

The New Senior Secured Credit Facility contains customary events of default including, without limitation, the representations and warranties made in or in connection with the Loan Documents (as therein defined) prove to have been false or misleading in any material respect when made, the failure to make required payments, failure to comply with certain agreements or covenants, cross-defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, failure to pay certain judgments and, in the case of the revolving loan facility only, a Change of Control (as therein defined). If such an event of default occurs, the lenders under the New Senior Secured Credit Facility would be entitled to take various actions, including the acceleration of amounts due thereunder and all actions permitted to be taken by a secured creditor.

The above summary of the New Senior Secured Credit Facility and the Guarantee and Collateral Agreement is qualified in its entirety by reference to the New Senior Secured Credit Facility and the Guarantee and Collateral Agreement, which are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 2.03               Creation of a Direct Financial Obligation

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 8.01               Other Events

Fifth Supplemental Indenture

In connection with the tender offer and consent solicitation commenced by TransDigm on May 25, 2006 for any and all of the outstanding Old Notes, on June 22, 2006, TransDigm, TransDigm Holding Company and the subsidiaries of TransDigm named therein, entered into the Fifth Supplemental Indenture to the Indenture (the “Supplemental Indenture”), dated as of July 22, 2003, among TransDigm (as successor by merger to TD Funding Corporation), the guarantors named therein, and The Bank of New York, as trustee (as supplemented from time to time, the “Old Indenture”), governing the Old Notes. Pursuant to the terms of the Supplemental Indenture, the Old Indenture was amended to, among other things, eliminate (i) substantially all of the restrictive covenants contained therein, including the covenants with respect to restricted payments, incurrence of indebtedness, incurrence of liens, asset sales and transactions with affiliates, and (ii) certain events of default contained therein, including events of default with respect to failure to comply with certain covenants and failure to pay or acceleration of certain indebtedness.

The amendments to the Old Indenture contained in the Supplemental Indenture required the consent of the holders of at least a majority of the aggregate principal amount of the outstanding Old Notes. As of midnight, New York City time, on June 22, 2006, the expiration date of the tender offer and consent solicitation, TransDigm received tenders and consents from the holders of approximately $399.7 million in aggregate principal amount of the outstanding Old Notes, or approximately 99.9% of the outstanding Old Notes. The operative provisions of the Supplemental Indenture became effective on June 23, 2006, the date that TransDigm accepted the tendered Old Notes for purchase.

The above summary of the Supplemental Indenture is qualified in its entirety by reference to the Supplemental Indenture, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Purchase Agreement for 7 ¾% Senior Subordinated Notes due 2014

On June 20, 2006, TD Group, TransDigm and the subsidiaries of TransDigm named therein entered into a purchase agreement (the “Purchase Agreement”) providing for the issuance and sale by TransDigm of the New Notes to the Initial Purchasers. The closing of the sale of the New Notes pursuant to the Purchase Agreement occurred on June 23, 2006.

The above summary of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Registration Rights Agreement for 7 ¾% Senior Subordinated Notes due 2014

On June 23, 2006, TD Group, TransDigm and the subsidiaries of TransDigm named therein entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchasers. Pursuant to the terms of the Registration Rights Agreement, TD Group, TransDigm and the subsidiaries of TransDigm named therein have agreed to, among other things, file with the Securities and Exchange Commission, within 180 days of the closing of the sale of the New Notes pursuant to the terms of the Purchase Agreement, a registration statement (the “Registration Statement”) to allow the holders of the New Notes to exchange the New Notes for registered notes with substantially identical terms as the New Notes and evidencing the same indebtedness of TransDigm as the New Notes. TD Group, TransDigm and the subsidiaries of TransDigm named therein are further obligated to use their reasonable best efforts to cause the Registration Statement to become effective under the Securities Act within 270 days of the closing of the sale of the New Notes pursuant to the terms of the Purchase Agreement. If the foregoing obligations in respect of the Registration Statement are not complied with or if certain other events occur (as specified in the Registration Rights Agreement), TransDigm may be required to pay additional interest, as calculated in the Registration Rights Agreement, with respect to the New Notes.

The above summary of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Interest Rate Swap

On June 22, 2006, TransDigm entered into a forward interest rate swap transaction with an affiliate of Credit Suisse Securities (USA) LLC with a notional amount of $187 million. The transaction, which has an effective date of June 23, 2006 and a 3-year term, was entered into as a hedge against the variability of future interest rates on variable interest rate debt. Under the agreement, TransDigm will pay a fixed rate of 5.6295% in exchange for receiving floating rate payments from the counterparty based on three-month LIBOR.

Press Releases

On June 20, 2006, TransDigm issued a press release announcing the pricing of the New Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On June 23, 2006, TransDigm issued a press release announcing (i) the results of its tender offer and consent solicitation for the Old Notes, (ii) the issuance and sale of the New Notes and (iii) the borrowing under the New Senior Secured Credit Facility. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)                                 Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

10.1	Indenture, dated as of June 23, 2006, among TransDigm Inc., TransDigm Group Incorporated, the Guarantors named therein and The Bank of New York Trust Company, N.A., as trustee.
10.2

Credit Agreement, dated as of June 23, 2006, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. from time to time party thereto, the financial institutions from time to time party thereto, as lenders, Credit Suisse, as administrative agent and collateral agent, Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners, Bank of America, N.A., as syndication agent, and Barclays Bank plc, General Electric Capital Corporation and UBS Securities LLC, as co-documentation agents.

10.3

Guarantee and Collateral Agreement, dated as of June 23, 2006, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. named therein and Credit Suisse, as administrative agent and collateral agent.

10.4	Fifth Supplemental Indenture, dated as of June 22, 2006, among TransDigm Inc., the guarantors listed on the signature pages thereto and The Bank of New York, as trustee.
10.5

Purchase Agreement, dated June 20, 2006, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. named therein and Banc of America Securities LLC and Credit Suisse Securities (USA) LLC, as representatives for the several initial purchasers named therein.

10.6

Registration Rights Agreement, dated June 23, 2006, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. named therein and Banc of America Securities LLC and Credit Suisse Securities (USA) LLC, as representatives for the several initial purchasers.

99.1	Press Release of TransDigm Inc. dated June 20, 2006.
99.2	Press Release of TransDigm Inc. dated June 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 28, 2006

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
Name: Gregory Rufus
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Indenture, dated as of June 23, 2006, among TransDigm Inc., TransDigm Group Incorporated, the Guarantors named therein and The Bank of New York Trust Company, N.A., as trustee.
10.2

Credit Agreement, dated as of June 23, 2006, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. from time to time party thereto, the financial institutions from time to time party thereto, as lenders, Credit Suisse, as administrative agent and collateral agent, Credit Suisse Securities (USA) LLC and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners, Bank of America, N.A., as syndication agent, and Barclays Bank plc, General Electric Capital Corporation and UBS Securities LLC, as co-documentation agents.

10.3

Guarantee and Collateral Agreement, dated as of June 23, 2006, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. named therein and Credit Suisse, as administrative agent and collateral agent.

10.4	Fifth Supplemental Indenture, dated as of June 22, 2006, among TransDigm Inc., the guarantors listed on the signature pages thereto and The Bank of New York, as trustee.
10.5

Purchase Agreement, dated June 20, 2006, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. named therein and Banc of America Securities LLC and Credit Suisse Securities (USA) LLC, as representatives for the several initial purchasers named therein.

10.6

Registration Rights Agreement, dated June 23, 2006, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. named therein and Banc of America Securities LLC and Credit Suisse Securities (USA) LLC, as representatives for the several initial purchasers.

99.1	Press Release of TransDigm Inc. dated June 20, 2006.
99.2	Press Release of TransDigm Inc. dated June 23, 2006.